Exhibit 23.4

KPMG LLP One Financial Plaza, Suite 2300 Providence, RI 02903

Consent of Independent Auditors

We consent to the use of our report dated January 17, 2024, with respect to the combined financial statements of Entertainment One Film and Television Business, incorporated herein by reference.

/s/ KPMG LLP

Providence, Rhode Island

May 7, 2025